Exhibit 10.6

FORM OF ASSET CONTRIBUTION AGREEMENT

THIS ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this      day of                     , 2010, by and among Richmond Property Management, Inc., a Georgia corporation (“RPM”), Richmond Honan Property Management, LLC, a Georgia limited liability company (“RH Management”) and Richmond Honan Medical Properties LP, a Delaware limited partnership (the “OP”).

W I T N E S S E T H:

WHEREAS, each of RPM and RH Management desire to contribute, transfer and assign to the OP, and the OP desires to accept from RPM and RH Management, subject to the terms of this Agreement, all of the Assets (as defined below) of each RPM and RH Management; and

WHEREAS, each of RPM and RH Management desire to transfer and assign to the OP, and the OP desires to accept and assume from RPM and RH Management, all of the Assumed Liabilities (as defined below), subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

Section 1.1 Contribution of Assets. Subject to the terms of this Agreement, each of RPM and RH Management, at the Closing (as defined below), agrees to and does hereby contribute, transfer and assign to the OP (the “Contribution”), and the OP agrees to and does hereby accept from RPM and RH Management, all of RPM’s and RH Management’s right, title and interest, as of the Closing Date (as defined below), in and to the assets of RPM and RH Management set forth on Schedule 1.1 (collectively the “Assets”).

Section 1.2 Assumption of Liabilities. Subject to the terms of this Agreement and in connection with the Contribution, at the Closing, the OP agrees to and does hereby accept and assume from RPM and RH, the liabilities, duties and obligations of RPM and RH set forth on Schedule 1.2 (collectively, the “Assumed Liabilities”). From and after the Closing, the OP agrees to be bound to and shall pay, perform and discharge, as and when due, all of the liabilities, duties and obligations under the Assumed Liabilities.

ARTICLE II

CONSIDERATION; CLOSING

Section 2.1 Consideration. Subject to the terms of this Agreement, in consideration for the Contribution of the Assets by RPM and RH Management to the OP at the Closing, the OP agrees to and does hereby accept and assume the Assumed Liabilities and shall issue one (1)

validly issued and fully paid limited partnership unit of the OP to each of RPM and RH Management.

Section 2.2 Closing. Subject to the terms of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place on immediately prior to the closing of Richmond Honan Medical Properties, Inc.’s initial public offering of common stock or on such earlier date and time and at such place as is mutually agreeable to the parties hereto (the “Closing Date”).

Section 2.3 General Closing Procedure. At the Closing, each party shall take the actions and deliver to the party entitled to receipt thereof such documents, instruments and other materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be reasonably satisfactory in form and substance to counsel for the receiving party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RPM AND RH MANAGEMENT

Section 3.1 Organization. RPM is a corporation duly incorporated and validly existing under the laws of the State of Georgia. RH Management is a limited liability company duly organized and validly existing under the laws of the State of Georgia. Each of RPM and RH Management is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions it conducts its business, except where such failure would not result in a material adverse effect on RPM or RH Management or preclude the consummation of the transactions contemplated hereby. Each of RPM and RH Management has the corporate or limited liability company power and authority to own or lease and to operate and use the Assets and to carry on its business as now conducted.

Section 3.2 Authorization. Each of RPM and RH Management has the corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by RPM and RH Management of this Agreement has been duly and validly authorized by their respective board of directors or board of managers and no other corporate or other proceedings on the part of either RPM or RH Management is necessary with respect hereto. This Agreement constitutes the valid and binding obligation of each of RPM and RH Management, enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.

Section 3.3 Non-Contravention. Neither the execution or delivery of this Agreement by either RPM or RH Management, nor the consummation of the transactions contemplated hereby by RPM or RH Management, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or By-Laws of RPM or Certificate of Organization or Operating Agreement of RH Management or any material agreement, instrument or indenture to which either RPM or RH Management is a party or by which it either bound, (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either RPM or RH Management, or (c) require, as of the date hereof, the approval, consent, waiver, authorization or act (a “Consent”) of, or the making by either RPM or RH Management of any declaration, filing or registration with, any third party or any governmental authority, except where such a conflict, violation or failure to obtain a Consent would not result in a material adverse effect on either RPM or RH Management or preclude the consummation of the transactions contemplated hereby.

Section 3.4 Title to Assets. Each of RPM and RH Management has good and marketable title to the Assets. Immediately following the Closing, the Buyer will have good and marketable title to all of the owned Assets, free and clear of all liens and encumbrances, except for the Assumed Liabilities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE OP

Section 4.1 Organization. The OP is a limited partnership duly formed and validly existing under the laws of the State of Delaware. The OP is duly qualified to transact business as a foreign limited partnership and is in good standing in each of the jurisdictions it conducts business, except where such failure would not result in a material adverse effect the OP or preclude the consummation of the transactions contemplated hereby. The OP has the limited partnership power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

Section 4.2 Authorization. The OP has the limited partner power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the OP of this Agreement has been duly and validly authorized by its general partner and no other proceedings on the part of the OP are necessary with respect hereto. This Agreement constitutes the valid and binding obligation of the OP, enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.

Section 4.3 Non-Contravention. Neither the execution or delivery of this Agreement by the OP, nor the consummation of the transactions contemplated hereby by the OP, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the limited partnership agreement of the OP or any material agreement, instrument or indenture to which the OP is a party or by which it is bound, (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the OP, or (c) require, as of the date hereof, the Consent of, or the making by the OP of any declaration, filing or registration with, any third party or any governmental authority, except where such a conflict, violation or failure to obtain a Consent would not result in a material adverse effect on the OP or preclude the consummation of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Except as otherwise expressly provided for herein, each party will pay all of its own fees, costs and expenses incurred (whether the transactions contemplated hereunder are consummated or not) in connection with the transactions contemplated by this Agreement.

Section 5.2 Further Assurances. The parties agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

Section 5.3 Amendment and Waiver. This Agreement may not be amended or waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 5.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three (3) days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile or on the next business day after being properly deposited for delivery by a commercial overnight delivery service of national reputation, prepaid, and properly addressed.

Section 5.5 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 5.7 Complete Agreement. This Agreement, and the other exhibits hereto, and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. No third party beneficiaries are created by this Agreement and no third-party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Agreement and neither RPM, RH Management nor the OP assume any liability to any third party because of any reliance on the representations, warranties or agreements of the parties hereto contained in this Agreement.

Section 5.8 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

Section 5.9 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Georgia will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RICHMOND PROPERTY MANAGEMENT, INC.

By:

Name:
Title:

RICHMOND HONAN PROPERTY MANAGEMENT, LLC

By:

Name:
Title:

RICHMOND HONAN MEDICAL PROPERTIES LP

By: RICHMOND HONAN MEDICAL PROPERTIES INC., its general partner

By:

Name:
Title: